EXHIBIT 99.1
For Release: August 4, 2005
HSBC FINANCE CORPORATION TO ACQUIRE
METRIS COMPANIES INC.
HSBC Finance Corporation (HSBC Finance) and Metris Companies Inc. (NYSE: MXT) have entered into a definitive agreement for HSBC Finance to acquire Metris in an all-cash transaction which values Metris at US$1.594 billion. Upon completion, Metris will become a wholly-owned subsidiary of HSBC Finance.
HSBC Finance, headquartered in Prospect Heights, Illinois, through its subsidiaries and affiliates, is the sixth largest issuer of MasterCard and Visa cards in the nation. Metris, with headquarters in Minnetonka, Minnesota and offices in five states, is the 11th largest issuer of MasterCard and Visa cards in the United States with managed receivables of approximately US$5.9 billion. Metris primarily serves the near-prime credit card market through direct mail and partnership affiliations.
“HSBC Finance is a major provider of near-prime consumer finance credit in the United States and this acquisition deepens our capabilities to serve the full spectrum of credit card customers,” said Bobby Mehta, Chairman and CEO of HSBC Finance Corporation. “We are very familiar with Metris and its management team and look forward to the integration of their business within HSBC.”
Metris was formed in 1994 and became a public company in 1996. The company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly-owned subsidiary headquartered in Phoenix, Arizona.
“Being part of a world-class organization such as HSBC is a logical step following our successful turnaround of the business,” said David Wesselink, Chairman and CEO of Metris. “HSBC and Metris will make a terrific combination, continuing to serve the needs of our customers.”
Under the terms of the merger agreement, Metris common stockholders will be entitled to receive US$15.00 for each share of Metris common stock for a transaction that closes on or before December 9, 2005. After December 9, 2005, the price per common share to the common stockholders will decrease by an amount based on the pay-in-kind dividends that accumulate on Metris’ Series C Preferred Stock (“Preferred Stock”), in accordance with its terms. For illustrative purposes only, if the closing was on March 31, 2006 (the latest date on which closing could occur under the terms of the contract), the common stockholders would receive $14.82 per share. The transaction is currently anticipated to close in the fourth quarter of 2005.
The Board of Directors of Metris has unanimously approved the transaction, as has the Board of Directors for HSBC Finance.

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As part of the total consideration, the Preferred Stock held by Thomas H. Lee Partners, L.P. will receive, in accordance with its terms, approximately $682.6 million if the transaction closes on or before December 9, 2005. Subsequent to December 9, 2005, the amount payable on the Preferred Stock will be increased based on the pay-in-kind dividends that accrue on the Preferred Stock in accordance with its terms. The holders have given an irrevocable proxy to HSBC Finance to vote in favor of the transaction. These shares represent approximately 44 percent of the voting rights of Metris stockholders. Total consideration payable to common stockholders, on or before December 9, 2005, is approximately $911.1 million.
The acquisition is subject to certain conditions including resolution of the potential civil enforcement action of the Securities and Exchange Commission against Metris as described in Metris’ Form 8-K dated July 12, 2005, approval by the stockholders of Metris and various regulatory consents.
HSBC Finance is a subsidiary of HSBC North America Holdings Inc., one of the top 10 financial organizations in the United States with assets totaling more than US$300 billion. Both companies are wholly-owned subsidiaries of HSBC Holdings plc (HSBC) which is headquartered in London and is the holding company of the HSBC Group, one of the largest banking and financial services organizations in the world, with well established businesses in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. As of June 30, 2005, the HSBC Group had total assets of US$1,467 billion. HSBC is listed on the London, New York, Hong Kong, Paris and Bermuda stock exchanges.
Goldman, Sachs & Co. acted as the lead financial advisor to Metris. UBS Securities LLC was also a financial advisor to Metris. HSBC Securities (USA) Inc. acted as financial advisor to HSBC Finance.

Media inquiries to:

Tom Nicholson	Jeff Grosklags
HSBC Finance Corporation	Metris Companies Inc.
+1 847 564 6761	+ 1 952-525-5074
thomas.p.nicholson@us.hsbc.com	jeff.grosklags@metriscompanies.com

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     Certain information discussed in this press release may constitute forward-looking statements within the meaning of the federal securities law. Forward-looking statements are based on certain assumptions by management and are subject to risks, trends and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential impact of any failure to operate in accordance with OCC directives, including those included in our Modified Operating Agreement; the ability of regulators to impose restrictions on Direct Merchants Bank that could negatively impact our operations or financial results; the risk that failure to comply with applicable laws, regulations, and card association bylaws and adverse changes in those laws, regulations, or card association bylaws, could have a negative impact on our financial results and could adversely affect our ability to conduct our business in a profitable manner; the fact that we are the subject of an SEC investigation; that the occurrence of certain events could result in early amortisation (required repayment) of the securities issued by the Metris Master Trust; that our target consumers generally have higher default rates and may be impacted more by general economic and social factors than lower default consumers; that we require a high degree of liquidity to operate our business, and an inability to access funding at the times and in the amounts that we need could adversely affect our ability to operate or our financial results; that we are the subject of an Internal Revenue Service examination; that changes in the interest rates on the funds we borrow and the amounts we loan to our credit card customers could adversely affect our financial results; the fact that we face intense competition; the fact that our financial results could be negatively impacted by fluctuations in our interests in our securitisations; the fact that our restatements of financial results have had, and may in the future continue to have, adverse effects on us; the effect of changes in the credit card market as the result of recent judicial decisions with MasterCard and Visa; and the fact that we are exposed to other industry-wide risks that could adversely affect our financial performance.
     For further information on risks that could impact us and the statements contained in this press release, please refer to our filings with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10-K, as amended.
Notes to editors:
1. HSBC Finance Corporation
HSBC Finance Corporation subsidiaries primarily provide middle-market consumers with real estate secured loans, auto finance loans, MasterCard and Visa credit cards, private label credit cards, personal loans, tax refund anticipation loans and specialty insurance products.
2. HSBC — North America Holdings Inc.
HSBC — North America comprises all of HSBC’s US and Canadian businesses, including the former Household International businesses. The company’s businesses serve more than 60 million customers in five key areas: personal financial services, consumer finance, commercial banking, private banking and corporate, investment banking and markets. Financial products and services are offered under the HSBC, HFC and Beneficial brands. For more information, visit: www.hsbcusa.com.
3. HSBC Holdings plc
HSBC Holdings plc serves more than 110 million customers worldwide through more than 9,700 offices in 77 countries and territories in Europe, the Asia-Pacific region, the Americas, the Middle East and Africa. With assets of US$1,467 billion at June 30, 2005, HSBC is one of the world’s largest banking and financial services organisations. HSBC is marketed worldwide as ‘the world’s local bank.’
4. Metris Companies Inc.
Metris Companies Inc. (NYSE:MXT), based in Minnetonka, Minnesota, is one of the largest bankcard issuers in the United States. The Company issues credit cards through Direct Merchants Credit Card Bank, N.A., a wholly-owned subsidiary in Phoenix, Arizona.